Westbury Bancorp, Inc. Reports Net Income for the Three Months and Year Ended September 30, 2017

West Bend, WI, October 25, 2017 (GlobeNewswire)- Westbury Bancorp, Inc. (OTCQX: WBBW), the holding company (the “Company”) for Westbury Bank (the “Bank”), today announced net income of $536,000, or $0.14 per common share for the three months ended September 30, 2017, and $2.8 million, or $0.78 per common share, for the year ended September 30, 2017, compared to net income of $653,000, or $0.18 per common share for the three months ended September 30, 2016, and net income of $3.5 million, or $0.94 per common share, for the year ended September 30, 2016.
Kirk Emerich, Chief Financial Officer and Executive Vice President-Investor Relations, said, "While our earnings declined year over year, we believe that the actions taken during the year have positioned us for improved earnings in the quarters ahead. After adjusting for non-core income and expense items such as gains on sales of investments, the gain on the sale of our wealth management operation, valuation losses on real estate held for sale and the termination of contracts, net income for the year ended September 2017 was an adjusted $3.4 million compared to an adjusted $3.3 million for the year ended September 30, 2016. In addition, 2017 was the first full year of operation of our Madison commercial loan office which achieved growth to $42 million in outstanding loan balances as of September 30, 2017."
Highlights for the year included:

•
During the year ended September 30, 2017, our net loan portfolio grew by $68.2 million, or 12.8%. The portfolio growth consisted primarily of growth in commercial real estate, multifamily, commercial and industrial, and single family loans. As a result of this loan growth, we experienced an increase in total interest and dividend income of $2.3 million, or 10.0%, to $25.2 million for the year ended September 30, 2017 compared to $22.9 million for the year ended September 30, 2016.

•
During the year ended September 30, 2017, our deposits increased by $83.8 million, or 14.2%. This deposit growth was the primary cause of an increase in total interest expense of $807,000, or 31.0%, to $3.4 million for the year ended September 30, 2017 compared to $2.6 million for the year ended September 30, 2016.

•
Net interest income increased $1.5 million, or 7.3%, to $21.8 million for the year ended September 30, 2017 compared to $20.3 million for the year ended September 30, 2016. Our net interest margin was 3.27% for the year ended September 30, 2017 compared to 3.38% for the year ended September 30, 2016. The average yield on interest-earning assets decreased 3 basis points between years while the average cost of funds increased by 8 basis points.

•	Non-performing assets decreased by $378,000, or 57.2%, to $283,000, or 0.04% of total assets, at September 30, 2017, compared to $661,000, or 0.09% of total assets, at September 30, 2016.

•	Classified assets increased $101,000, or 5.2%, to $2.1 million, or 0.26% of total assets, at September 30, 2017, compared to $2.0 million, or 0.28% of total assets, at September 30, 2016.

•	Loans past due 30-89 days increased $260,000, or 36.4%, to $975,000, or 0.16% of net loans, at September 30, 2017 from $715,000, or 0.13% of net loans, at September 30, 2016.

•	Net recoveries were 0.01% of average loans for the year ended September 30, 2017, compared to net charge-offs of 0.03% of average loans for the year ended September 30, 2016.

•
Due to the decrease in non-performing loans and the decrease in net charge-offs compared to fiscal 2017, the ratio of our allowance for loan losses to non-performing loans increased to 2,035.3% at September 30, 2017 compared to 933.1% at September 30, 2016.

•
Non-interest income was $6.1 million for the year ended September 30, 2017, compared to $6.8 million for the year ended September 30, 2016. The decrease was primarily the result of decreases in each of gains on sales of securities of $538,000, gains on sales of loans of $216,000, other income of $145,000, insurance and securities sales commissions of $77,000 and service fees on deposit accounts of $65,000, which amounts were offset by increases in servicing fee income of $243,000.

•
Non-interest expense was $22.9 million for the year ended September 30, 2017, compared to $20.9 million for the year ended September 30, 2016. The increase was primarily related to the startup of our Madison commercial loan office. Madison related non-interest expense, consisting primarily of compensation expense and occupancy expense, was $951,000 for the year ended September 30, 2017 compared to $232,000 for the year ended September 30, 2016. In addition, during fiscal 2017 we incurred $240,000 in expenses related to the termination of an employment contract. Additionally, non-recurring non-interest expense, consisting of expenses related to valuation adjustments on real estate designated as held for sale, was $702,000 for the year ended September 30, 2017 compared to $276,000 for the year ended September 30, 2016.

•
We have been an active buyer of our stock since the implementation of our first stock repurchase program in May 2014. For the year ended September 30, 2017, we purchased 130,226 shares. In total, since we began our stock repurchase programs in May 2014, we have repurchased 1,379,350 shares, or 26.82% of the shares outstanding in May 2014.

•
Our stock repurchase activity has reduced our average equity to average assets ratio to 9.79% at September 30, 2017 from 16.65% at March 31, 2014, the last quarter end before we began our first stock repurchase program. Additionally, our tangible book value per share increased by $1.18, or 6.1%, to $20.61 at September 30, 2017 from $19.43 at September 30, 2016. Based on our closing share price of $19.95 on September 30, 2017, our price to tangible book value was 96.80% compared to 100.51% on September 30, 2016 based on the closing share price of $19.53 at that date.

Highlights for the fourth quarter include:

•
During the three months ended September 30, 2017, our net loan portfolio grew by $30.7 million, or 21.5% annualized growth. The loan portfolio growth consisted primarily of growth in commercial real estate, commercial and industrial, and multifamily loans. Loan growth was the primary driver of an increase in total interest and dividend income of $345,000, or 5.4%, to $6.8 million for the three months ended September 30, 2017 compared to $6.4 million for the three months ended June 30, 2017 and an increase of $906,000, or 15.4%, compared to $5.9 million for the three months ended September 30, 2016.

•
During the three months ended September 30, 2017, our deposits decreased by $11.7 million, or 6.8% annualized. Growth in average deposit balances was the primary cause of the increase in total interest expense of $85,000, or 9.4%, to $991,000 for the three months ended September 30, 2017 compared to $906,000 for the three months ended June 30, 2017 and an increase of $297,000, or 42.8%, compared to $694,000 for the three months ended September 30, 2016.

•
Net interest income increased $260,000, or 4.7%, to $5.8 million for the three months ended September 30, 2017 compared to $5.5 million for the three months ended June 30, 2017 and an increase of $609,000, or 11.7%, compared to $5.2 million for the three months ended September 30, 2016. Our net interest margin was 3.27% for the three months ended September 30, 2017 compared to 3.26% for the three months ended June 30, 2017 and 3.34% for the three months ended September 30, 2016.

•	Non-performing assets decreased to $283,000, or 0.04% of total assets, at September 30, 2017, compared to $318,000, or 0.04% of total assets, at June 30, 2017.

•	Classified assets decreased to $2.1 million, or 0.26% of total assets, at September 30, 2017, compared to $2.5 million, or 0.32% of total assets, at June 30, 2017.

•	Loans past due 30-89 days increased $414,000, or 73.8%, to $975,000, or 0.16% of net loans, at September 30, 2017 from $561,000, or 0.10% of net loans, at June 30, 2017.

•
Annualized net recoveries were 0.03% of average loans for the three months ended September 30, 2017, compared to 0.00% of average loans for the three months ended June 30, 2017 and annualized net charge-offs of 0.05% of average loans for the three months ended September 30, 2016.

•	The ratio of our allowance for loan losses to non-performing loans decreased to 2,035.3% at September 30, 2017 compared to 2,806.0% at June 30, 2017.

•
Non-interest income was $1.5 million for the three months ended September 30, 2017, compared to $1.5 million for the three months ended June 30, 2017 and $2.0 million for the three months ended September 30, 2016.

•
Non-interest expense was $6.3 million for the three months ended September 30, 2017 compared to $5.7 million for the three months ended June 30, 2017 and $5.9 million for the three months ended September 30, 2016. The increase is primarily related to the valuation allowance on real estate held for sale which was recorded during the three months ended September 30, 2017. This allowance relates to a property which was transferred from office properties and equipment to real estate held for sale based on a viable offer to purchase received during the quarter ended September 30, 2017. The sale of the property is expected to be completed in the first quarter of fiscal 2018.

About Westbury Bancorp, Inc.
Westbury Bancorp, Inc. is the holding company for Westbury Bank. The Company's common shares are traded on the OTCQX Premier Market under the symbol “WBBW”.
Westbury Bank is an independent community bank serving communities in Washington, Waukesha, Dane and Outagamie Counties through its eight full service offices and two loan production offices providing deposit and loan services to individuals, professionals and businesses throughout its markets.
Forward-Looking Information
Information contained in this press release, other than historical information, may be considered forward-looking in nature as defined by the Private Securities Litigation Reform Act of 1995 and is subject to various risks, uncertainties, and assumptions. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the Company's operations and business environment. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition, the demand for the Company’s products and services, the Company's ability to maintain current deposit and loan levels at current interest rates, deteriorating credit quality, including changes in the interest rate environment reducing interest margins, changes in prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions, the Company's ability to maintain required capital levels and adequate sources of funding and liquidity, the Company's ability to secure confidential information through the use of computer systems and telecommunications networks, and other factors as set forth in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Certain tabular presentations may not reconcile because of rounding.

___________________________________
WEBSITE: www.westburybankwi.com
Contact:    Kirk Emerich- Executive Vice President and CFO
Greg Remus - President and CEO
262-334-5563

	At or For the Three Months Ended:
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Selected Financial Condition Data:		(Dollars in thousands)
Total assets	$790,289	$795,915	$755,541	$732,996	$702,625
Loans receivable, net	601,988	571,281	551,611	543,220	533,759
Allowance for loan losses	5,760	5,612	5,560	5,451	5,244
Securities available for sale	122,601	122,338	115,208	101,997	93,772
Total liabilities	709,205	716,124	676,461	654,684	622,996
Deposits	675,797	687,486	645,313	629,852	591,977
Stockholders' equity	81,084	79,791	79,080	78,312	79,629

Asset Quality Ratios:
Non-performing assets to total assets	0.04%	0.04%	0.07%	0.10%	0.09%
Non-performing loans to total loans	0.05%	0.03%	0.09%	0.13%	0.10%
Total classified assets to total assets	0.26%	0.32%	0.85%	0.47%	0.28%
Allowance for loan losses to non-performing loans	2,035.34%	2,806.00%	1,079.61%	775.39%	933.10%
Allowance for loan losses to total loans	0.95%	0.97%	1.00%	0.99%	0.97%
Net charge-offs (recoveries) to average loans - annualized	(0.03)%	0.00%	(0.01)%	(0.01)%	0.05%

Capital Ratios:
Average equity to average assets	9.79%	10.08%	10.28%	10.76%	11.07%
Equity to total assets at end of period	10.26%	10.03%	10.47%	10.68%	11.33%
Total capital to risk-weighted assets (Bank only)	12.66%	12.76%	12.87%	13.01%	13.54%
Tier 1 capital to risk-weighted assets (Bank only)	11.76%	11.86%	11.95%	12.10%	12.61%
Tier 1 capital to average assets (Bank only)	9.58%	9.77%	10.03%	10.17%	10.23%
CETI capital to risk-weighted assets (Bank only)	11.76%	11.86%	11.95%	12.10%	12.61%

	Three Months Ended		Years Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Selected Operating Data:	(in thousands, except per share data)
Interest and dividend income	$6,787	$5,881	$25,246	$22,944
Interest expense	991	694	3,409	2,602
Net interest income	5,796	5,187	21,837	20,342
Provision for loan losses	100	250	450	775
Net interest income after provision for loan losses	5,696	4,937	21,387	19,567
Service fees on deposit accounts	1,004	984	3,919	3,984
Other non-interest income	455	1,025	2,136	2,835
Total non-interest income	1,459	2,009	6,055	6,819

Salaries, employee benefits, and commissions	2,863	3,114	11,605	10,565
Occupancy and furniture and equipment	577	474	2,313	1,764
Data processing	920	790	3,454	3,090
Other non-interest expense	1,951	1,540	5,559	5,510
Total non-interest expense	6,311	5,918	22,931	20,929
Income before income tax expense	844	1,028	4,511	5,457
Income tax expense	308	375	1,664	1,986
Net income	$536	$653	$2,847	$3,471

Basic earnings per share	$0.14	$0.18	$0.78	$0.94
Diluted earnings per share	$0.14	$0.17	$0.76	$0.93

	For the Three Months Ended:
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Selected Operating Data:	(in thousands, except per share data)
Interest and dividend income	$6,787	$6,442	$6,093	$5,924	$5,881
Interest expense	991	906	795	717	694
Net interest income	5,796	5,536	5,298	5,207	5,187
Provision for loan losses	100	50	100	200	250
Net interest income after provision for loan losses	5,696	5,486	5,198	5,007	4,937
Service fees on deposit accounts	1,004	994	932	989	984
Other non-interest income	455	492	510	679	1,025
Total non-interest income	1,459	1,486	1,442	1,668	2,009

Salaries, employee benefits, and commissions	2,863	2,994	2,806	2,942	3,114
Occupancy and furniture and equipment	577	577	623	536	474
Data processing	920	872	856	806	790
Other non-interest expense	1,951	1,221	1,152	1,235	1,540
Total non-interest expense	6,311	5,664	5,437	5,519	5,918
Income before income tax expense	844	1,308	1,203	1,156	1,028
Income tax expense	308	490	457	409	375
Net income	$536	$818	$746	$747	$653

Basic earnings per share	$0.14	$0.23	$0.21	$0.20	$0.18
Diluted earnings per share	$0.14	$0.22	$0.20	$0.20	$0.17

The following table reconciles consolidated net income for the years ended September 30, 2017 and 2016 to adjusted net income, after adjustment for non-core income and expense items (a non-GAAP measure):

	2017	2016

Net income	2,847	3,471
Non-Core Items:
Gains on sales of securities	19	557
Gain on sale of branches and other assets	40	1
Valuation loss on real estate	(702)	(276)
Employment contract buyout	(240)	—

Total non-core items -pretax	(883)	282
Tax effect	346	(111)

Decrease (increase) to net income due to adjustment for non-core items	(537)	171

Net income adjusted for non-core items	3,384	3,300

This is a non-GAAP financial measure. In compliance with applicable rules of the Securities and Exchange Commission, this non-GAAP measure is reconciled to net income, which is the most directly comparable GAAP financial measure. The Company’s management believes this presentation of net income adjusted for non-core items provides investors with a greater understanding of the Company’s operating results, in addition to the results measured in accordance with GAAP.

	At or For the Three Months Ended		At or For the Years Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Selected Financial Performance Ratios:
Return on average assets	0.27%	0.37%	0.38%	0.51%
Return on average equity	2.79%	3.37%	3.75%	4.49%
Interest rate spread	3.25%	3.32%	3.26%	3.37%
Net interest margin	3.27%	3.34%	3.27%	3.38%
Non-interest expense to average total assets	3.22%	3.38%	3.09%	3.08%
Average interest-earning assets to average interest-bearing liabilities	103.09%	105.88%	102.68%	101.85%

Per Share and Stock Market Data:
Basic earnings per share	$0.14	$0.18	$0.78	$0.94
Diluted earnings per share	$0.14	$0.17	$0.76	$0.93
Basic weighted average shares outstanding	3,692,166	3,693,285	3,633,171	3,696,433
Book value per share - excluding unallocated ESOP shares	$22.32	$21.07	$22.32	$21.07
Book value per share - including unallocated ESOP shares	$20.61	$19.43	$20.61	$19.43
Closing market price	$19.95	$19.53	$19.95	$19.53
Price to book ratio - excluding unallocated ESOP shares	89.38%	92.69%	89.38%	92.69%
Price to book ratio - including unallocated ESOP shares	96.80%	100.51%	96.80%	100.51%